UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 18, 2007

Commission File Number: 0-26594

PLM Equipment Growth & Income Fund VII Liquidating Trust
(Exact name of registrant as specified in its charter)

California	94-3168838
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 67th Floor
New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 682-3344

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 18, 2007, PLM Equipment Growth & Income Fund VII Liquidating Trust (the “Liquidating Trust”) completed the sale of a bulk marine vessel to Bulk Crusader Inc. (“Bulk Crusader”) pursuant to the terms of the Memorandum of Agreement as described in Item 1.01 of the Liquidating Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2006. Such Current Report is incorporated herein by reference and the Memorandum of Agreement is filed herewith.

The Liquidating Trust sold its other bulk marine vessel to Bulk Leader, Inc., an affiliate of Bulk Crusader, as reported in Item 2.01 of the Liquidating Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2006. Other than in respect of that transaction and the sale of the marine vessel to Bulk Crusader, there are no material relationships between Bulk Crusader, Bulk Leader Inc., the Liquidating Trust or any of their affiliates, or any director or officer of the Trustee of the Liquidating Trust, or any associate of such director or officer.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Memorandum of Agreement dated as of November 27, 2006 between Crusader Vessel Limited Partnership and Bulk Crusader Inc..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLM Equipment Growth & Income Fund VII Liquidating Trust

By: PLM Financial Services, Inc.,
its Trustee

By: s/s Richard K Brock
Richard K Brock
Chief Financial Officer

Date: January 18, 2007

Exhibit Index

Exhibit 10.1 Memorandum of Agreement dated as of November 27, 2006 between Crusader Vessel Limited Partnership and Bulk Crusader Inc. (filed herewith).